UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): April 20, 2005
                         EXCEL TECHNOLOGY, INC.
          .................................................

(Exact name of Registrant as specified in Charter)
          Delaware                    0-19306            11-2780242
(State or other jurisdiction       (Commission         (I.R.S. Employer
      of Incorporation)            File Number)      Identification No.)


                 41 Research Way, E. Setauket, NY 11733
          ..................................................
(Address of principal executive Offices) (zip code)
Registrant's Telephone Number, including area code:  (631)-784-6175
                                                     ..............

                             Not applicable
      ............................................................

(Former name or former address, if changed since last report)


ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 20, 2005 the Registrant announced results for its third quarter ended March 25, 2005. A copy of the press release is attached as an exhibit.

ITEM 9.01    FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION
             AND EXHIBITS

     (c)   Exhibits

      99.1  Press Release, dated April 20, 2005.








                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EXCEL TECHNOLOGY, INC.
Date: April 20, 2005
                                           By: /s/ Alice Varisano
                                               ......................
                                               Alice Varisano,
                                               Chief Financial Officer



                                            EXHIBIT 99.1 TO FORM 8-K

FOR IMMEDIATE RELEASE                       Contact:  J. Donald Hill,
                                                      Chairman
                                                             or
                                                      Investor Relations
                                                      631-784-6175


           EXCEL REPORTS RESULTS FOR THE FIRST QUARTER OF 2005

East Setauket, NY. April 20, 2005 - Excel Technology, Inc. (NASDAQ: XLTC) today announced results for the quarter ended March 25, 2005. Revenues of $30.2 million for the quarter ended March 25, 2005 were 16.7% lower than the $36.3 million reported for the quarter ended March 26, 2004.
Net income of $2.5 million for the quarter ended March 25, 2005 was 37.9% lower than the $4.0 million for the same period in 2004. Net income per diluted share of $0.21 for the quarter ended March 25, 2005 was 36.4% lower than the $0.33 earned in the first quarter of 2004.
J. Donald Hill, Chairman, commented, "In the period just ended, certain unanticipated professional fees impacted our earnings and revenues could have been better. Still, bookings were good, our backlog is climbing, cash generation was strong and initially complying with Sarbanes-Oxley
Section 404 is behind us. Going forward, we believe our results should reflect that our long-term growth strategy is intact."

Antoine Dominic, Chief Executive Officer added, "In the first quarter of 2005 our revenues were disappointing; however our bookings were more respectable at $34.5 million for the quarter. We are continuing to focus on improving our sales and marketing efforts specifically on our systems product line and we are encouraged by the progress we have seen so far. Our pulsed laser products showed improvements in bookings during the quarter. These efforts should translate into increased revenues in the near term. In addition, our product development efforts remain strong and should result in a record level of new product introductions in 2005. Implementing Sarbanes Oxley Section 404 required extensive resources and time throughout the Company over the past nine months. Now that it has been implemented, our team can focus its efforts on operations, which is the key to our success."

Alice Varisano, Chief Financial Officer added, "The Company continues to achieve positive cash flow which resulted in an increase of nearly $3.5 million during the quarter leaving the Company with a cash and investment balance of $45 million and no debt at quarter end. The Company will continue to focus on utilizing its cash flow to invest in organic growth as well as to seize acquisition opportunities. During the quarter, the Company had additional costs associated with the completion of Sarbanes
Oxley 404, which was completed without any material weaknesses.   The
Company has always emphasized strong internal controls and we are happy to have received an unqualified opinion. In addition, we incurred legal costs associated with an expired lease, which was entered into prior to Excel's acquisition of the related subsidiary. These costs amounted to approximately $400 thousand after tax during the quarter and affected the EPS by approximately $0.03.

This news release contains forward-looking statements, which are based on current expectations. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including future economic, competitive, regulatory, and market conditions, future business decisions, market acceptance of the Company's products, and those factors discussed in the Company's Form 10-K for the year ended December 31, 2004. In light of the significant uncertainties inherent in such forward-looking statements, they should not be regarded as a representation that the Company's objectives and plans will be achieved, and they should not be relied upon by investors when making an investment decision. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.
Excel and its wholly owned subsidiaries manufacture and market photonics-based solutions, consisting of laser systems and electro-optical components, primarily for industrial/commercial and scientific applications.

                            FINANCIAL SUMMARY
                   (in thousands, except per share data)

                                                March 25,   March 26,
                                                  2005        2004
                                                .......... ..........
                                               (unaudited) (unaudited)
Net Sales & Services                            $  30,215   $  36,291
Cost of Sales & Services                           16,192      19,802
Gross Profit                                       14,023      16,489
Operating Expenses:
   Selling & Marketing                              4,349       4,781
   General & Administrative                         3,233       2,804
   Research & Development                           3,336       3,364
Other Income                                        (338)       (232)
                                                .......... ..........
Pre-Tax Income                                      3,443       5,772
Provision for Income Taxes                            930       1,725
                                                .......... ..........
Net Income                                      $   2,513   $   4,047
                                                .......... ..........
                                                .......... ..........
Net Income Per Common Share - Diluted               $0.21       $0.33
                                                    ......      .....
                                                    ......      .....
Weighted Average Common
   Shares Outstanding - Diluted                    12,235      12,444
                                                .......... ..........
                                                .......... ..........


                BALANCE SHEET & SELECTED FINANCIAL DATA

                                                March 25,  December 31,
                                                  2005        2004
                                                .......... ...........

Cash and Equivalents                            $   10,628 $    11,329
Investments                                     $   34,600 $    30,425
Accounts Receivable, net                        $   21,004 $    19,782
Inventory                                       $   28,790 $    28,839
Other Current Assets                            $    3,059 $     3,301
                                                .......... ...........
Total Current Assets                            $   98,081 $    93,676
Property, Plant & Equipment, net                $   26,323 $    26,492
Other Non-Current Assets & Goodwill             $   32,080 $    32,310
                                                .......... ...........
Total Assets                                    $  156,484 $   152,478
                                                .......... ...........
                                                .......... ...........

Accounts Payable                                $    7,071 $     5,265
Accrued Expenses and
   Other Current Liabilities                    $    9,207 $     8,405
                                                .......... ...........
Total Current Liabilities                       $   16,278 $    13,670
Other Non-Current Liabilities                   $    2,807 $     2,807
Stockholders' Equity                            $  137,399 $   136,001
                                                .......... ...........
Total Liabilities & Stockholders' Equity        $  156,484 $   152,478
                                                .......... ...........
                                                .......... ...........

Working Capital                                 $   81,803 $    80,006
Current Ratio                                         6.03        6.85